Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001, except for Note 18, as to which the date is April 16, 2001, relating to the financial statements and financial statement schedule of CardioGenesis Corporation (formerly known as Eclipse Surgical Technologies, Inc.), which appears in CardioGenesis Corporation’s Annual Report on Amendment No. 3 to Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
San Jose, California
November 13, 2001